SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                                     between

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                 (the "Company")

                                       and

                            Rodney R. Schoemann, Sr.
                                (the "Purchaser")


Dated as of April 18, 2001

This SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT provides for the offer, sale, issuance, and delivery of up to $300,000 in principal amount of Series 1 Convertible Notes with Purchase Warrants. In connection with the Closing under the Agreement, the Company shall issue $300,000 principal amount of Convertible Notes convertible into 1,363,636 shares of Common Stock of the Company at $0.22 per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 1,363,636 shares of the Common Stock of the Company at an exercise price of $0.27 per share.

These subscription documents do not constitute an offer to sell nor a solicitation of an offer to buy any security. The securities of the Company (the "Securities") referred to herein have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or under the securities laws of the several states. These Securities may be acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such Securities under the Act, unless exempt under the Act and applicable state securities laws.

THESE MATERIALS HAVE NOT BEEN REVIEWED, APPROVED OR RECOMMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THESE MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

AN INVESTMENT IN THE CORPORATION INVOLVES ALL OF THE RISKS GENERALLY ASSOCIATED WITH ANY SPECULATIVE BUSINESS VENTURE AND IS OFFERED ONLY TO PERSONS WHO UNDERSTAND AND WHO CAN AFFORD TO ASSUME SUCH RISKS. SEE "RISK FACTORS". INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THE INVESTMENT. THESE SECURITIES MAY BE OFFERED AND SOLD BY THE COMPANY ONLY TO ACCREDITED INVESTORS AS DEFINED UNDER FEDERAL AND STATE SECURITIES LAWS.

TABLE OF SCHEDULES AND EXHIBITS

Exhibit A                  Form of Warrant
Exhibit B                  Registration Rights Agreement

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT


THIS SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 18th day of April, 2001, by and between AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation (the "Company"), and Rodney R. Schoemann, Sr. (the "Purchaser").

                                   Background

         The Company has authorized the issuance, sale, and delivery of up to $300,000 in original principal amount of the Company's Series 1 Convertible Notes. The Convertible Notes are convertible after 30 days following the Closing into Common Stock of the Company, par value $.001 per share (the "Common Stock"), at a conversion price as set forth in the Convertible Notes. The shares of Common Stock issuable upon conversion of the Convertible Notes are hereinafter referred to as the "Conversion Shares". In connection with the issuance of the Convertible Notes, the Company has authorized the issuance of Warrants, in the form attached hereto as Exhibit A (the "Purchase Warrants"), to purchase Common Stock. The Purchaser will be issued a Purchase Warrant at closing exercisable after 30 days following the Closing for ONE SHARE (at exercise price of $0.27 per share) of Common Stock for each twenty two cents ($0.22) in principal amount of Convertible Notes purchased. The Purchase Warrants are hereinafter collectively referred to as the "Warrants" and individually as a "Warrant". The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares". The proceeds of the Convertible Notes will be used for general working capital. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, up to $300,000 in principal amount of the Convertible Notes. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights in respect of the Conversion Shares and the Warrant Shares under the Securities Act of 1993, as amended ("1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws. The SB-2 Registration is to become Effective by May 31, 2001 (Effective Deadline.) The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Section 4(6) of the 1933 Act.

                                    Agreement

For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:



Section 1.        Convertible Notes.

         Section 1.1 _______ Authorization, Issuance, and Sale of Notes. The Company has authorized the sale and issuance, in accordance with the terms of this Agreement, of up to $300,000 in principal amount of its Convertible Notes at one or more closings. The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, at a Closing, a Convertible Note in the principal amount (the "Purchaser Convertible Notes") set forth adjacent to the caption "Purchaser Convertible Notes" on the signature page to this Agreement of the Purchaser hereto at a purchase price (the "Purchase Price") of 100% of the principal amount of the Convertible Notes purchased.

         Section 1.2 _______ Authorization and Issuance of Purchase Warrants. The Company has authorized the issuance and delivery of Purchase Warrants exercisable for up to 1,363,636 shares of Common Stock in connection with the issuance, sale, and delivery of the Convertible Notes. The Company agrees to issue and deliver to the Purchaser a Purchase Warrant for ONE SHARE (at exercise price of $0.27 per share) of Common Stock for each twenty two cents ($0.22) in principal amount of the Convertible Notes purchased by such Purchaser subject to this Section 1.2.

         Section 1.3 _______ Form of Payment. On or before the Closing Date, the Purchaser shall pay the Purchase Price for the Purchased Convertible Notes to be issued and sold to such Purchaser at the Closing, by delivering to the company a personal check of Purchaser, or by wire transfer of immediately available funds to:

Bank:             Wells Fargo Bank West, N.A.
                  320 Lincoln Ave.
                  Steamboat Springs, CO  80487
Routing: 102000076

Account #:        644-8014100       American Millennium Corporation, Inc.

         Section 1.4 _______ Closing. All closings of the purchase and sale of the Purchased Convertible Notes shall take place at the offices American Millennium Corporation, 1010 Tenth Street, Suite 100, Golden, CO. 80401, within five (5) business days following the date that the consideration is received by American Millennium Corporation, Inc. subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below (such closing being called the "First Closing" and such date and time being called the "First Closing Date"). All such Closings may alternatively be conducted by exchange of documents and signatures by overnight courier.

         Section 1.5 Deliveries at Closing. At the Closing the Company shall deliver to the Purchaser:

               (a) the original of this Agreement;

               (b) ______ Convertible Notes in definitive form, each registered in the name of each Purchaser, or the designee of such Purchaser, representing the Purchaser Convertible Notes purchased by such Purchaser;

               (c) Purchase Warrants in definitive form, registered in the name of each Purchaser, or the designee of such Purchaser; Section 1.6 TERMS OF THE CONVERTIBLE NOTE PURCHASE AGREEMENT AND OPTION:

This SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT provides for the offer, sale, issuance, and delivery of up to $300,000.00 in principal amount of Series 1 Convertible Notes with Purchase Warrants. In connection with the Closing under the Agreement, the Company shall issue $300,000.00 principal amount of Convertible Notes convertible into 1,363,636 shares of Common Stock of the Company at twenty-two ($0.22) cents per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 1,363,636 shares of the Common Stock of the Company at an exercise price of twenty-seven ($0.27) cents per share, for a period of five years from the date of this Agreement. The $300,000.00 principle amount will be paid in Four (4) installments. On or before April 23, 2001 (the "First Closing"), $100,000.00 will be delivered to the company as referenced in Section 1.3 herein. On or before May 23, 2001 (the "Second Closing"), an additional $50,000.00 will be delivered to the company as referenced in Section 1.3 herein. On or before June 3, 2001 (the "Third Closing"), an additional $50,000.00 will be delivered to the company as referenced in Section 1.3 herein. On or before June 23, 2001 (the "Fourth Closing"), and final closing, an additional $100,000.00 will be delivered to the company as referenced in Section 1.3 herein. The Third Closing for $50,000.00 and Fourth Closings for $100,000.00, at the sole discretion of the Purchaser, are not binding and do not have to be made, IF the SB-2 Registration Statement presently on file with the SEC has not been declared Effective by the SEC on or before May 31, 2001. In addition, if at any time the average closing bid price for a consecutive five day period is below twenty-two ($0.22) cents per share, during the Four Closings, the conversion price of the shares of common stock of twenty-two ($0.22) cents per share will be adjusted lower to reflect such changes in price, and the conversion price of the Warrants will also be lowered to reflect the new conversion price. In NO event will the Purchaser pay more than twenty-two ($0.22) cents per share.


Section 2.        Representations and Warranties of the Company.

         To induce the Purchaser to purchase the Convertible Notes, the Company represents and warrants to the Purchaser.

         Section 2.1 _______ Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company. The Company has no subsidiaries.

         Section 2.2 Authorization, Enforcement, Compliance with Other Instruments.

               (a) ______ The Company has the requisite corporate power and authority to enter into and perform each of this Agreement, the Convertible Notes, the Purchase Warrants, the Registration Rights Agreement, the Escrow Agreement, the Transfer Agent Instructions, and any related agreements (collectively, the "Transaction Agreements" and individually a "Transaction Agreement"), and to issue the Convertible Notes, the Conversion Shares, the Purchase Warrants and the Warrant Shares in accordance with the terms hereof and thereof;

               (b) ______ the execution and delivery by the Company of each of the Transaction Agreements and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Convertible Notes, the Purchase Warrants, and the reservation for issuance and the issuance of the Conversion Shares upon conversion of the Convertible Notes, the Warrant Shares upon exercise of the Purchase Warrants (the Convertible Notes, the Conversion Shares, the Purchase Warrants, and the Warrant Shares are hereinafter collectively, the "Securities") have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its stockholders for the due and valid issuance of the Securities;

               (c) each of the Transaction Agreements have been duly and validly executed and delivered by the Company; and

               (d) ______ each of the Transaction Agreements constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable ___ bankruptcy, ___ insolvency, ___ reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         Section 2.3 _______ Capitalization. Immediately prior to Closing, the authorized capital stock of the Company consisted of 70,000,000 shares of capital stock, of which 60,000,000 shares are Common Stock, par value $.001 per share, and 10,000,000 shares are Preferred Stock, par value $.001 per share ("Preferred Stock") of which no shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the effective date of this Agreement, (a) there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (b) there are no outstanding debt securities and (c) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         Section 2.4 _______ Issuance of Securities. The Convertible Notes have been duly authorized and are free from all taxes, liens, and charges with respect to the issue thereof. The Warrants have been duly authorized and are free from all taxes, liens, and charges with respect to the issuance thereof. The Conversion Shares issuable upon conversion of the Convertible Notes have been duly authorized and reserved for issuance. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance. Upon conversion of the Convertible Notes and exercise of the Warrants, the Conversion Shares and the Warrant Shares, respectively, will, be duly and validly issued, fully paid, and nonassessable, and free from all taxes, liens, and charges, with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

         Section 2.5 _______ No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences, and Rights applicable to any Preferred Stock of the Company, or the Bylaws of the Company or (b) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of, or in default under, its Articles of Incorporation or Bylaws or their organizational charter or Bylaws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and the other Transaction Agreements, and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by this Agreement and the Transaction Agreements in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

         Section 2.6 _______ Financial Statements. Attached is the July 31, 2000 financial statements of the Company together with the audit report dated November 15, 2000. The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for such periods, and (iii) the audited Financial Statements have been prepared with consistently applied accounting principles throughout the periods involved. The Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as specifically set forth in the notes to the Financial Statements. The financial books, financial records, and financial accounts of the Company shown to the Purchaser accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Company. There is no liability or indebtedness of the Company for dividends or other distributions declared or accumulated but unpaid with respect to the Common Stock or the Purchased Convertible Notes. No other information provided by or on behalf of the Company to the Purchaser which is not included in the Financial Statements, including, without limitation, information referred to in Section
2.4 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         Section 2.7 _______ Absence of Certain Changes. Since the date of the most recent audited Balance Sheet included in the Financial Statements, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         Section 2.8 _______ Absence of ___ Litigation. ___ There is no action, ___ suit, ___ proceeding, ___ inquiry, ___ or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Convertible Notes, the Common Stock, wherein an unfavorable decision, ruling or finding would (a) have a material adverse effect on the transactions contemplated hereby, (b) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Transaction Agreements, or any of the other documents contemplated therein, or have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company taken as a whole.

         Section 2.9 _______ Purchase of Purchased Convertible Notes. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the other Transaction Agreements and the transactions ___ contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or agent or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         Section 2.10 ______ No Undisclosed Events, Liabilities, ___ Developments, or Circumstances. No event , liability, development, or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its business, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Purchaser.

         Section 2.11 ______ No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities. The Company represents that it has not offered the Securities to Purchasers in the U.S. or, to the best knowledge of the Company, to any person in the United States or any U.S. person.

         Section 2.12 ______ No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

         Section 2.13 ______ Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

         Section 2.14 ______ Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights necessary to conduct its business as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company does not have any knowledge of any infringement by the Company of the trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret, or other similar rights of others, or of any such development of similar or identical trade secrets, or technical information by others and, there is no claim, action, or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret, or other infringement, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality, and value of all of its intellectual properties.

         Section 2.15 ______ Environmental Laws. The Company is in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous, toxic substances, wastes, pollutants, or contaminants ("Environmental Laws"), (b) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (c) is in compliance with all terms and conditions of any such permit, license, or approval.

         Section 2.16 ______ Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances, and defects, or as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company is held by it under valid, subsisting, and enforceable leases with such exceptions as are not material, and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

         Section 2.17 ______ Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks, and in such amounts, as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial, or otherwise, or the earnings, business, or operations of the Company.

         Section 2.18 ______ Regulatory Permits. The Company possesses all certificates, ___ authorizations, and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit.

         Section 2.19 ______ Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 2.20 ______ No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has, or is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company.

         Section 2.21 ______ Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         Section 2.22 ______ Certain Transactions. Except as set forth in
Section 2.22 of this Agreement and in the SEC Documents, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, and none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

         Section 2.23 ______ Dilutive Effect. ___ The Company ___ understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Notes will increase in certain circumstances. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise or conversion of the Purchase Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Notes and Warrant Shares upon exercise or conversion of the Purchase Warrants in accordance with this Agreement, the Convertible Notes and the Purchase Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         Section 2.24 ______ Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties.

         Section 2.25 ______ Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

         Section 2.26 ______ Cashless Exercise. The Company will have the all shares of common stock underlying the warrants registered under the Securities Act of 1933, as amended. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this warrants.

Section 2.27 Piggyback Registration Rights. The Purchasers shall each be entitled to unlimited "piggyback" registration rights in connection with all registrations of securities by the Company under the Securities Act or in connection with any demand registration of any security holder of the Company (except for registrations on Form S-8 or Form S-4). The Company will bear all registration expenses (exclusive of underwriting discounts and commissions) of all piggyback registrations by each Investor.

         Section 2.28 SB-2. The Company agrees to file an SB-2 Registration Statement with respect to the Securities and Warrants described herein as required under SEC Regulation, and to provide a copy thereof to each Purchaser promptly after such filing. The Company agrees to have the Registration Agreement declared Effective by the SEC no later than May 31, 2001 (the "Effective Deadline"). The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.



Section 3.        Representations and Warranties of the Purchaser.

         The Purchaser represents and warrants to the Company that:

         Section 3.1 _______ Investment Purpose. Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided however, that by making the representations herein, Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         Section 3.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         Section 3.3 _______ Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such securities.

         Section 3.4 _______ Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend, or affect such Purchaser's right to rely on the Company's representations and warranties contained in Section 3 hereof. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Purchaser has performed such due diligence as Purchaser has desired prior to purchase of the Securities and is not relying on the recommendation of Jack Augsback & Associates, Inc. in making its investment decision.

         Section 3.5 _______ No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         Section 3.6 Transfer or Resale; Restricted Securities. Purchaser understands that except as provided in the Registration Rights
Agreement:

         (a) ______ the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, or transferred unless;

                  (i)      subsequently registered thereunder;

                  (ii) _____ Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned, or transferred may be sold, assigned, or transferred pursuant to an exemption from such registration; or

                  (iii) ____ Purchaser provides the Company with reasonable assurance that such securities can be sold, assigned, or transferred pursuant to Rule 144 or promulgated under the 1933 Act (or a successor rule thereto);

         (b) ______ any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

         (c) ______ neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         Section 3.7 _______ Legends. ___ Purchaser ___ understands ___ that the ___ certificates ___ or ___ other ___ instruments representing the Convertible Notes and the Warrants shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the Convertible Notes and the Warrants):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Convertible Notes and the Warrants, unless otherwise required by state securities laws if, (a) the sale of the Convertible Notes and or the Warrants is registered under the 1933 Act, (b) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment, or transfer of the Convertible Notes and or the Warrants may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Convertible Notes and the Warrants can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

         Section 3.8 _______ Authorization Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of Purchaser and is a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         Section 3.9 Residence. Purchaser is a resident of the jurisdiction specified in its address on the Purchaser Signature Page of such Purchaser.

         Section 3.10 ______ No Scheme to Evade Registration. Purchaser represents and warrants to the Company, as to itself only, that the acquisition of the Securities is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Purchaser to evade the registration provisions of the 1933 Act and that

               (a) such Purchaser has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

               (b) such Purchaser has had an opportunity to ask questions of and receive answers from and to discuss the Company's business, management, and financial affairs with the Company's management;

               (c) the Securities are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

               (d) such Purchaser was not offered nor made aware of the Company's interest in issuing the Convertible Notes by any means of public advertisement or solicitation;

               (e) ______ in connection with such Purchaser's purchase of the Securities, it has been solely responsible for its own (i) due diligence investigation of the Company and (ii) investment decision, and has not engaged or relied upon any agent or "purchaser representative" to review or analyze the Company's business and affairs or advise Purchaser with respect to the merits of the investment;

               (f) ______ such Purchaser has full power and authority to execute, deliver, and perform this Agreement; and this Agreement constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against it in accordance with their respective terms; and agrees that if such Purchaser proposes to sell the Securities pursuant to Rule 144A under the Securities Act, it will (A) take reasonable steps to obtain the information required by such Rule to establish a reasonable belief that the prospective purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A and (B) advise the prospective purchaser that the Purchaser is relying on the exemption from the registration provisions of the Securities Act available pursuant to Rule 144A.

Section 4.        Conditions of Initial Closing.
         The Purchaser's obligation to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

         Section 4.1 _______ Transaction Agreements. The Company shall have delivered to Purchaser the Transaction Agreements as provided in Section 1.5, above, executed by all the parties thereto.

         Section 4.2 _______ Opinion of Counsel. Purchaser shall have received from counsel for the Company, an opinion in the form of Exhibit E, addressed to Purchaser, dated the Closing Date. To the extent that the opinion referred to in the preceding sentence is rendered in reliance upon the opinion of any other counsel, Purchaser shall have received a copy of such opinion of such other counsel, dated the Closing Date and addressed to Purchaser, or a letter from such other counsel, dated the Closing Date and addressed to Purchaser, authorizing Purchaser to rely on such other counsel's opinion.

         Section 4.3 _______ Representations and Warranties; No Default. The representations and warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects, except to the extent of changes caused by the transactions contemplated herein; provided however, that there shall exist at the time of the Closing and after giving effect to such transactions no Event of Default (as such term is defined in the Convertible Notes hereinafter an "Event of Default"), nor any event which with notice, the passage of time, or both would constitute an Event of Default.

         Section 4.4 _______ Purchase and Loan Permitted by Applicable Laws. The purchase of, and payment for, all the Securities evidenced by or attendant to the Convertible Notes shall not violate any applicable domestic law or governmental regulation (including, without limitation, Section 5 of the Securities Act) and shall not subject Purchaser to any tax, penalty, liability, or other onerous condition under, or pursuant to, any applicable law or governmental regulation or order.

         Section 4.5 _______ No Adverse Litigation. There shall be no action, suit, arbitration, investigation, or proceeding, pending or, to the best of Purchaser's or the Company's knowledge, threatened, against or affecting Purchaser, the Company, any of Purchaser's or the Company's properties or rights, or any of Purchaser's or the Company's Affiliates, officers, or directors, by or before any court, arbitrator, or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions, or (iii) seeks to recover damages or obtain other relief in connection with any such transactions, and, to the best of Purchaser's and the Company's knowledge, there shall be no valid basis for any such action, proceeding, or investigation, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

         Section 4.6 _______ Approvals and Consents. The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits, and certificates (collectively, "Consents") by or of all federal, state, and local governmental authorities and all material consents by or of all other persons necessary or advisable for the issuance of the Convertible Notes, all such consents shall be in full force and effect at the time of Closing, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

         Section 4.7 _______ No Material Adverse Change. Since April 18, 2001, there shall not have been any material adverse change in the business, condition (financial or other), assets, properties, operations, or prospects of the Company, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect. Since April 18, 2001, there shall have been no amendment to the Charter or Bylaws except as described in the Disclosure Schedule.

         Section 4.8 _______ Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and Purchasers counsel, and Purchaser and Purchasers counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or Purchasers' counsel may reasonably request.

         Section 4.9 _______ Secretary Certificate. Purchaser shall have received a Secretary Certificate from the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Articles of Incorporation as then in effect, certified or bearing evidence of filing by the Corporation Commission of the State of New Mexico, and (B) a certificate of said Corporation Commission of the State of New Mexico, dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company, and listing all documents of the Company on file with said Corporation Commission of the State of New Mexico; (C) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (D) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery, and performance of Transaction Agreements and the issuance, sale, and delivery of the Securities, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (E) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A) above; and (F) to the incumbency and specimen signature of each officer of the Company executing all Transaction Agreements and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate.

         Section 4.10 ______ Transfer Agent Instructions. The Transfer Agent Instructions, in form and substance satisfactory to the Purchaser, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

Section 5.        Conditions to Subsequent Closings.

         Section 5.1 _______ Representations and Warranties; No Default The representations and the warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects, except to the extent of changes caused by the transactions contemplated herein; provided however, that there shall exist no Event of Default nor any event which with notice, lapse of time, or both would constitute an Event of Default under the Convertible Notes at the time of the Subsequent Closing.

         Section 5.2 No Suspensions. There shall be no suspensions of trading in or in delisting (or pending delisting) of the Common Stock.

         Section 5.3 _______ Opinion of Counsel. Purchaser shall have received from counsel for the Company, addressed to Purchaser, dated as of each Additional Closing Date. To the extent that the opinion referred to in the preceding sentence is rendered in reliance upon the opinion of any other counsel, Purchaser shall have received a copy of such opinion of such other counsel, dated the Additional Closing Date and addressed to Purchaser, or a letter from such other counsel, dated the Additional Closing Date and addressed to Purchaser, authorizing Purchaser to rely on such other counsel's opinion.

         Section 5.4 _______ Due Diligence. ___ Purchaser shall be satisfied with the results of periodic due diligence investigations and shall have received a "comfort" letter from the Company's auditors with respect to the financial statements filed by the Company in its quarterly and annual securities filings.

         Section 5.5 _______ Shareholder Approval. The Company, if required, must obtain shareholder approval on placement so as to address the NASD 20% rule. As of the date of the First Closing, no such shareholder approval is required.

         Section 5.6 _______ No Material Adverse Change. Since the date hereof, there shall not have been any material adverse change in the business, condition (financial or other), assets, properties, operations, or prospects of the Company, and Purchaser.

Section 6.        Affirmative Covenants.
         The Company covenants that from and after the date of this Agreement through the Closing and thereafter so long as any of the Convertible Notes remain outstanding:

         Section 6.1       Financial   Information.   The  Company  shall
furnish to Purchaser the information required below, at the times required below:

               (a) ______ within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, and any registration statements or amendments filed pursuant to the 1933 Act;

               (b) within one (1) day after release thereof, copies of all press releases issued by the Company;

               (c) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders;

               (d) ______ promptly upon any officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default, (ii) that the holder of any Convertible Notes has given any notice or taken any other action with respect to a claimed Event of Default under this Agreement, (iii) of any condition or event which, in the opinion of management of the Company would have a material adverse effect on the business, condition (financial or other), assets, properties, operations, or prospects of the Company, other than conditions or events applicable to the economy as a whole, (iv) that any person has given any notice to the Company or taken any other action with respect to a claimed Event of Default, or (v) of the institution of any litigation involving claims against the Company, unless such litigation is defended by the insurance carrier without any reservation of rights and is reasonably expected to be fully covered by a creditworthy insurer, in an amount equal to or greater than $250,000 with respect to any single cause of action or of any adverse determination in any litigation involving a potential liability to the Company equal to or greater than $100,000 with respect to any single cause of action, a certificate executed by the chief executive officer of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or person and the nature of such claimed Event of Default, event or condition, and what action the Company has taken, is taking, or proposes to take with respect thereto; and

               (e) ______ with reasonable promptness, such other information and data with respect to the Company as Purchaser may reasonably request.

         Section 6.2 _______ SB-2. The Company agrees to file an SB-2 Registration Statement with respect to the Securities and Warrants described herein as required under SEC Regulation, and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

         Section 6.3 _______ Reporting Status. Until the earlier of (a) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule l44(k) promulgated under the 1933 Act (or successor thereto), or (b) the date on which (i) the Investors shall have sold all the Conversion Shares and Warrant Shares and (ii) none of the Convertible Notes is outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

         Section 6.4 _______ Inspection of Property. ___ The Company will permit any Person designated by any Purchaser in writing, at Purchaser's expense, to visit and inspect any of the properties of the Company, to examine the books and financial records of the Company and make copies thereof or extracts therefrom and to discuss its affairs, finances, and accounts with its officers and its independent public accountants, all at reasonable times and upon reasonable prior notice to the Company.

         Section 6.5 _______ Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order, and condition all properties used or useful in the business of the Company, and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the laws of the jurisdiction in question), insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations and as are in good faith believed by the Company to be sufficient to prevent the Company from becoming a co-insurer within the terms of the policies in question.

         Section 6.6 _______ Expenses. The Company shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, and delivery of this Agreement, the Convertible Notes, the Escrow Agreement, the Registration Rights Agreement, and other documents executed in connection with the issuance of the Convertible Notes. The costs and expenses of Purchaser, including all legal fees and expenses of the Purchaser, shall be paid for by the Company at the First Closing and the fees and expenses for all subsequent Closings shall be paid at each subsequent Closing.

         Section 6.7 _______ Authorized Shares of Common Stock, Reservation of Shares. The Company shall at all times, so long as any of the Convertible Notes are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes and the exercise of the Purchase Warrants, such number of shares of Common Stock equal to or greater than 150% of the number of Conversion Shares and Warrant Shares issuable upon conversion of the Convertible Notes and the conversion or exercise of the Warrants which are then outstanding or which could be issued at any time in the transactions contemplated by this Agreement.

         Section 6.8 _______ Corporate Existence, Etc. The Company s will at all times preserve and keep in full force and effect its corporate existence, and rights, licenses, and franchises material to its business, and will qualify to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the business, condition (financial or other), assets, properties, or operations of the Company.

         Section 6.9 _______ Transfer Agents. __________ The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is three (3) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

         Section 6.10 ______ Shareholder Approval; Proxy. The Company covenants to ratify the issuance of the Convertible Notes and Warrants, if and as required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the transaction (collectively the "Shareholder Proposals"). All officers and directors will execute a proxy authorizing Andrew
F. Cauthen or Stephen F. Watwood or either of them to vote and exercise all consensual rights in respect of all shares of Common Stock, the voting of which is controlled by such officer or director, at any meeting (or any adjournment thereof) at which Shareholder action is proposed to effect the Shareholder Proposals.

         Section 6.11 ______ Transfer Agent Instructions. The Company shall issue Transfer Agent Instructions to its transfer agent to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Convertible Notes and the conversion or exercise of the Warrants, except as provided in Section
6.7 of this Agreement. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 3.7 of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 6.11, and stop transfer instructions to give effect to
Section 3.7 hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 6.11 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Convertible Notes, the Conversion Shares or the Warrant Shares. If the Purchaser provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Purchaser of any of the Convertible Notes, the Conversion Shares or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 6.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.11, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         Section 6.12 ______ Payment of Taxes. The Company will pay all taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or properties before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, provided that no such charge or claim need be paid if such claim is (i) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (ii) the amount of such claim is accrued on the financial statements of the Company or other appropriate provision is made as shall be required by generally accepted accounting principles.

         Section 6.13 ______ Compliance with Laws, Etc. The Company will comply with the requirements of all applicable laws, rules, regulations, and orders of any court or other governmental authority (including, without limitation, those related to environmental or ERISA compliance), noncompliance with which could materially adversely affect the business, condition (financial or other), assets, property, operations, or prospects of the Company.

         Section 6.14 ______ Use of Proceeds. The Company will use the proceeds from the sale and issuance of the Convertible Notes for general corporate purposes only.

         Section 6.15 ______ Registration Statement. The Company shall (a) have an SB-2 Registration Statement declared Effective by the SEC covering the Conversion Shares and the Warrant Shares by the Effective Deadline, (b) keep such Registration Statement current and effective for a period twelve (12) months from the Effective Date of such Registration Statement. In the Registration Rights Agreement, the Company has agreed that if it does not have an SB-2 Registration Statement declared Effective by the SEC covering the Conversion Shares and the Warrant Shares on or before the Effective Deadline, that it will forfeit certain shares of the Common Stock to the Purchasers as a penalty as provided in Section 11 of the Registration Rights Agreement.

         Cashless Exercise. The Company will have all shares of common stock underlying the warrants registered under the Securities Act of 1933, as amended. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this warrants.

         Section 6.16 ______ Listings. The Company shall promptly after the effective date of the Registration Statement secure the listing of the Conversion Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listings of all Conversion Shares from time to time issuable pursuant to terms of the Convertible Notes and Warrant Shares from time to time issuable under the terms of the Warrants, and the Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the-counter market. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

         Section 6.17 ______ Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, and hold harmless each Purchaser and each other holder of the Securities and each officer, director, employee, and agent of each Purchaser (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Agreement or any other certificate, instrument, or document contemplated hereby or thereby, (b) any breach of any covenant, agreement, or obligation of the Company contained in the Transaction Agreements, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement or any other instrument, document, or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Notes, or the status of the Purchaser or holder of the Convertible Notes, the Conversion Shares, the Warrants or the Warrant Shares, as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         Section 6.18 ______ Inspection, Consultation, and Advice. The Company shall permit any holder of at least $100,000 in principal amount of Convertible Notes (a "Significant Holder") and such persons as a Significant Holder may designate, to visit and inspect any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances, and accounts of the Company with their officers, employees, and public accountants (and the Company hereby authorizes said accountants to discuss with any Significant Holder and the representatives of any Significant Holder such affairs, finances, and accounts), and consult with and advise the management of the Company as to their affairs, finances, and accounts, all at reasonable times, upon reasonable notice and as is reasonably necessary to permit any such Significant Investor to monitor its investment in the Company. Each party shall bear their own expenses in connection with the above activities.

Section 7 Adjustments.

         Section 7.1 Sale of Additional Securities. From and after the date hereof, in the event that the Company in any non-public offering sells any Common Stock, or other securities convertible into or exercisable for shares of Common Stock, at a price per share that is less than the purchase price paid by the investors pursuant to Section 1 hereof, then for no additional consideration, the Company shall immediately transfer to the Investors that number of shares of Common Stock of the Company equal to the difference between
(a) the number of shares which would have been issued to the Investors at the lesser price per share of such subsequently sold securities and (b) the number of the shares issued to the Investors hereunder.

         Section 7.2 Certificate as to Adjustments. Whenever the provisions of
Section 7.1 require that the Company issue to the Investors an additional number of shares of Common Stock, the Company shall promptly compute such adjustment and furnish to the Investors a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment and the number of shares of Common Stock to be forthwith issued.




Section 8.        Negative Covenants.

         The provisions of this Section 7 shall remain in effect so long as any of the Convertible Notes shall remain outstanding.

         Section 8.1 _______ Restrictions on Dividends. The Company will not (a) pay any dividends, in cash or otherwise, on, (b) make any distributions to holders of, or (c) purchase, redeem, or otherwise acquire any of its outstanding Common Stock or Preferred Stock or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement, or other acquisition of, any shares of its Common Stock or Preferred Stock; provided however, that the Company may, so long as at the time of and after giving effect thereof no Event of Default has occurred and is continuing: (i) pay dividends on its outstanding Preferred Stock in accordance with the Charter; (ii) with prior written approval of each Purchaser, repurchase shares of its Common Stock issued or to be issued by the Company upon exercise of stock options granted to employees and directors of the Company pursuant to the terms of plans adopted by the Board of Directors of the Company; and (iii) pay cash in lieu of fractional shares of its Common Stock on the exercise of outstanding warrants to purchase its Common Stock, pursuant to the terms of such warrants.

Section 9.        Miscellaneous.

         Section 9.1 _______ Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

         Section 9.2 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 9.3 _______ Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 9.4 _______ Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         Section 9.5 _______ Notices. Any notices, ___ consents, ___ waivers, or other communications ___ required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

                           American Millennium Corporation, Inc.
                           1010 Tenth Street, Suite 100
                           Golden, CO  80401
                           Attention: Andrew F. Cauthen
                           President and Chief Executive Officer
                           Telephone:       (303) 279-2002
                           Facsimile:       (303) 271-9777

If to the Purchaser, to its address and facsimile number on the signature page of such Purchaser hereto, with copies to such Purchaser's counsel as set forth on the signature page of such Purchaser hereto. Each party shall provide five
(5) days prior written notice to the other party of any change in address or facsimile number.

         Section 9.6 _______ Interest. In no event shall the amount of interest due or payable hereunder or under the Convertible Notes exceed the maximum rate of interest allowed by applicable law, and if any such payment is inadvertently made by the Company or is inadvertently received by any holder of Convertible Notes, then such excess sum shall be credited as a payment of principal, unless the applicable holder of a Convertible Notes shall notify the Company in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Company not pay and the holder of the Convertible Notes not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Company under applicable law.

         Section 9.7 _______ Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder without the consent of the Company, provided however, that any such assignment shall not release such Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

         Section 9.8 _______ No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 _______ Publicity. The Company and Purchasers shall have the right to approve, before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby; provided however, that the Company shall be entitled, without the prior approval of Purchasers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         Section 9.10 ______ Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.11 ______ No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 9.12 ______ Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Louisiana without regard to the principles of conflict of laws.

         Section 9.13 ______ Joint, Several and In Solido Liability. If Purchasers consist of more than one person and/or entity, each such person and/or entity agrees that its liability herein is joint, several and In Solido.

                             COMPANY SIGNATURE PAGE
                                       TO
                            SERIES 1 CONVERTIBLE NOTE
                               Purchase agreement

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Series 1 Convertible Note Purchase Agreement to be duly executed as of the date first written above.


                                          COMPANY


                                          AMERICAN MILLENNIUM CORPORATION, INC.


                                          By:
                                          -------------------------------------
                                          Andrew F. Cauthen
                                          President and Chief Executive Officer


                   [Signature of Purchaser on following page]





























                            purchaser signature page
                                       to
                            SERIES 1 CONVERTIBLE NOTE
                               Purchase agreement



                                          PURCHASER
                                          Rodney R. Schoemenn, Sr.


                                          By: /s/ Rodney R. Schoemenn, Sr.
                                          -------------------------------------









===================================== =========================================

Purchaser Name ("Purchaser")          Rodney R. Schoemenn, Sr.
Address and
Facsimile Number                      3904 Wheat Drive, Metairie, LA  70002



------------------------------------- -----------------------------------------
------------------------------------- -----------------------------------------

Securities Purchased                  Convertible Note
------------------------------------- -----------------------------------------
------------------------------------- -----------------------------------------

Purchase Price                        $300,000
===================================== =========================================

















                                    Exhibit A
                                       to
                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT


                      AMERICAN MILLENNIUM CORPORATION, INC.
                          COMMON STOCK PURCHASE WARRANT








































                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                                       TO

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                                     between

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                 (the "Company")

                                       and
                            Rodney R. Schoemann, Sr.
                                (the "Purchaser")